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                                                                   EXHIBIT 10.93

                          PHANTOM SHARE AWARD AGREEMENT
                        (AUTOMATIC ANNUAL GRANT VERSION)

         THIS AGREEMENT is made the [DAY] DAY OF [MONTH], [YEAR] (the
"Grant Date") by and between Compuware Corporation (the "Company") and the undersigned ("Grantee"), pursuant to the Compuware Corporation 2002 Directors Phantom Stock Plan (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

         WHEREAS, the Company desires to encourage the Grantee to make significant and extraordinary contributions to the long-term performance and growth of the Company and to join the interests of Grantee with the interests of the shareholders of the Company;

         WHEREAS, Section 6(a) of the Plan provides that a grant of Phantom Shares will be made to each Participant then serving on the date provided therein;

         WHEREAS, this Agreement is intended to document such award to the Grantee pursuant to the Plan, a copy of which is attached hereto;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

         1. GRANT OF PHANTOM SHARE AWARD. Subject to the terms and conditions hereof, including without limitation the vesting conditions set forth in Section 2 of this Agreement, the Company hereby grants to the Grantee a total of [SHARES] Phantom Shares.

         2.       VESTING, TERMINATION AND ACCELERATION.

                  (a) Subject to Section 2(b), the Phantom Shares granted hereby shall vest and become payable on the date the Grantee ceases to be a director of the Company.

                  (b) All unvested Phantom Shares held by the Grantee shall immediately terminate and be forfeited to the Company if the Grantee ceases to be a director of the Company because the Grantee has been removed from the Board of Directors for Cause.

                  (c) Upon the vesting of any Phantom Shares subject to this Agreement, the Company shall pay the Value of such vested Phantom Shares in cash to the Grantee. The amount of such payment shall be equal to the number of Phantom Shares then vested (and not previously paid) multiplied by the Value.

         3. NON-ASSIGNABILITY. The Award and Phantom Shares subject to this Agreement shall not be transferable, other than (a) by will, (b) by the laws of descent and distribution, or (c) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Payments with respect to the Phantom Shares subject to this Agreement shall be payable, during the lifetime of the Grantee, only to the

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Grantee. No purported assignment or transfer of this Award or these Phantom
Shares, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, in contravention of this Section 3 shall vest in the purported assignee or transferee any interest or right whatsoever.

         4. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the Company, the number of Phantom Shares subject to this Agreement are subject to adjustment as provided in the Plan.

         5. RIGHTS AS SHAREHOLDER. Grantee shall not have any of the rights of a shareholder of the Company with respect to the Award or Phantom Shares evidenced by this Agreement, including without limitation any voting rights or rights to receive dividends.

         6. WITHHOLDING. The Company shall have the right to withhold from Grantee's payment or require Grantee to remit sufficient funds to satisfy applicable withholding tax obligations upon the making of any payment following the vesting of Phantom Shares, if determined by the Company to be necessary or appropriate under applicable law.

         7. NOTICES. Every notice relating to this Agreement shall be in writing. All notices to the Company shall be delivered to the President of the Company at the Company's headquarters. All notices by the Company to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee's last residence address as then contained in the records of the Company or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Grantee at the Grantee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

         8. GOVERNING LAW. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws, and (b) is not valid unless it has been manually signed by the Grantee and the Company.

         9. VENUE. Grantee hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Grantee irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Grantee at the Grantee's last residence address as then contained in the records of the Company or such other address as the Grantee may designate or by certified mail directed to such address. Nothing in this Section shall affect the right of the Company to serve process in any other manner permitted by law or limit the right of the Company to bring any action or proceeding in the courts of any other jurisdiction. Grantee hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above-described courts.

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         10.      PROVISIONS OF PLAN CONTROLLING.  The provisions hereof are subject to the terms and provisions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

         11. AMENDMENTS. Except as otherwise provided in the Plan, the Board of Directors shall have the right, without approval of the Grantee, to amend or revise the terms of this Agreement at any time. Any such amendment shall be in writing and shall be effective upon execution by the Company following approval by the Board of Directors.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GRANTEE                                   COMPUWARE CORPORATION



                                          By:
-----------------------                      --------------------------------
[firstname][lastname]                     Its: Chairman and CEO